Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Digital Ally, Inc. of our report dated March 28, 2017, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Digital Ally, Inc. for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP
Kansas City, Missouri
April 3, 2017